PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750
                                                          www.peoplesbancorp.com


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                     Contact: John W. Conlon
---------------------                              Chief Financial Officer
December 14, 2004                                  (740) 373-3155


              PEOPLES BANCORP INC. REPOSITIONS INVESTMENT PORTFOLIO
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         MARIETTA, Ohio - Peoples Bancorp Inc. ("Peoples") (NASDAQ: PEBO)
announced today the recent sales of approximately $85 million of fixed rate securities consisting primarily of mortgage-backed securities as part of a repositioning of its investment portfolio. The securities sold were purchased during a period of historically low interest rates and are expected to underperform in a rising rate environment.
Peoples will reinvest the net proceeds from these sales into other investment securities, primarily variable rate mortgage-backed securities, with slightly higher yields in the near term and shorter estimated lives and duration than those sold. The repositioning should improve the overall performance of the investment portfolio as interest rates return to more historic levels.

As a result of the repositioning, Peoples will recognize a fourth quarter 2004 pre-tax loss on sale of securities of $2.6 million, or $0.16 per share after-tax.

         "We believe this action better positions the balance sheet for the continued expected increases in interest rates and should improve our long-term financial position," said Mark Bradley, Peoples' President and Chief Operating Officer The average estimated lives of the securities sold was about 6.5 years, while the average estimated lives of the securities purchased is expected to be about 4 years. Peoples plans to complete the reinvestment before year-end 2004.

Peoples Bancorp Inc., a diversified financial products and services company with $1.8 billion in assets, makes available a complete line of banking, investment, insurance and trust solutions through 51 locations and 34 ATMs in Ohio, West Virginia and Kentucky. Peoples' financial service units include Peoples Bank, National Association ("Peoples Bank"); Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO", and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Forward-Looking Statements
--------------------------

Except for the historical and present factual information contained in this press release, the matters discussed in this press release, and other statements identified by words such as "should," "expects," "believes," "plans", and similar expressions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the interest rate environment and differences in the expectation of estimated lives and duration of the securities purchased, the effect of federal and state banking and tax regulations, the effect of technological changes, the effect of economic conditions, the impact of competitive products and pricing, and other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples' reports filed with the SEC. Although management believes that the expectations in these forward-looking statements are based on reasonable assumptions within the bounds of management's knowledge of Peoples' business and operations, it is possible that actual results may differ materially from these projections. Peoples disclaims any responsibility to update these forward-looking statements, except as may be required by applicable laws.



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